UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 29, 2014

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Board of Directors of Cambrex Corporation appointed James F. Winschel, Jr., 64, as a member of the Company’s Board of Directors for a term expiring on the date of its 2015 annual meeting and will serve on the Board’s Audit Committee and Regulatory Affairs Committee.  Mr. Winschel’s appointment maintains the size of the Board at nine members following John Miller’s retirement in April.

Following thirteen years as Senior Vice President and Chief Financial Officer of PAREXEL International Corporation (NASDAQ: PRXL), a leading biopharmaceutical services organization providing comprehensive drug development, consulting, medical communications, and technology services and solutions to the biopharmaceutical industry in over 100 countries, Mr. Winschel was named Executive Vice President of PAREXEL in September 2013.

As CFO of PAREXEL, Mr. Winschel was responsible for directing all worldwide financial and related matters.  Since joining PAREXEL in June 2000, PAREXEL’s revenue has grown by more than $1.5 billion, backlog has increased by $4.5 billion, and PAREXEL’s market capitalization went from $225 million to $2.8 billion.

Prior to joining PAREXEL, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a division of BTM Capital Corporation, a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.   Prior to assuming the presidency of this division, he served as Executive Vice President and CFO of BTM Capital.   Previously, Mr. Winschel held leadership positions at Caremark International, Inc., Whirlpool Financial Corporation, and the General Electric Company.

Mr. Winschel will receive a cash retainer of $35,000 per year (prorated for the current year), payable in quarterly installments, plus $1,500 for each in person meeting of the Board or any Committee meetings of the Board he attends and $1,000 for each telephonic Board and Committee meetings attended.  Pursuant to the Company’s Directors’ Equity Program, Mr. Winschel was granted 2,085 restricted stock units on the date of his appointment, which will vest six months from the date of grant.  He was also granted an option to purchase 3,535 shares of the Company’s common stock.  Both the restricted stock units and stock options were prorated for the current year and were granted under the Company’s 2012 Equity Incentive Plan for Non-Employee Directors, which, together with the Company’s Directors’ Equity Program, is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 17, 2014.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(99.1)	Press release issued by Cambrex Corporation dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	May 29, 2014	By:	/s/ William M. Haskel
		Name:	William M. Haskel
		Title:	Senior Vice President

Exhibit 99.1	Press release dated May 29, 2014.